Exhibit 10.9

CABOT OIL & GAS CORPORATION SAVINGS INVESTMENT PLAN

(As Amended and Restated Effective January 1, 2009)

Third Amendment

WHEREAS, effective January 1, 1991, Cabot Oil & Gas Corporation (the “Company”) established the Cabot Oil & Gas Corporation Savings Investment Plan and has amended and restated the Plan on several occasions since that date, most recently as of January 1, 2009 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to eliminate any reference to the Cabot Oil & Gas Corporation Pension Plan, which has been terminated;

NOW, THEREFORE, having reserved the right to amend the Plan pursuant to Section 10.4 thereof, the Company hereby amends the Plan, effective as of January 1, 2012, as follows:

Section 1.42 of the Plan is hereby amended, in its entirety, to read as follows:

“1.42             Retirement Date:  The first day of the month following a Member’s termination of Service on or after his sixty-fifth (65th) birthday or, if earlier, the first day of the month following a Member’s termination of Service after he has completed at least ten (10) years of Vesting Service and has attained age fifty-five (55).  Effective as of                 , 2012, for any Member who, as of such date, has not attained age 65 and does not have at least three (3) years of Vesting Service, a Member shall not be considered to have reached his or her Retirement Date until such Member has completed at least five (5) years of Vesting Service.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has caused this Amendment to be executed as of the          day of                        , 2012, to become effective as of the dates set forth above.

CABOT OIL & GAS CORPORATION

By:

Title: